EXHIBIT 3.2 - Our Certificate of Incorporation


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                                     (LOGO)
               INTERNATIONAL FINANCIAL SECTOR REGULATORY AUTHORITY
                                ANTIGUA & BARBUDA





              INTERNATIONAL FINANCIAL SECTOR REGULATORY AUTHORITY
                              ANTIGUA AND BARBUDA


            C E R T I F I C A T E   O F   G O O D   S T A N D I N G

          Pursuant to Section 332 of the International Business Corporation Act Cap. 222 of the Revised Laws of Antigua and Barbuda, the undersigned hereby certifies that:


                   N e t   F o r c e   S y s t e m s   I n c .

          is in good standing and enjoys all the rights, powers and privileges conferred by law consistent with its Articles of Incorporation.



                              /s/ Executive Director
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                                            Executive Director
                             International Financial Sector Regulatory Authority



REGISTERED

(SEAL)

                             Register at St. John's Antigua
                             this 15th of March 2002